UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2006

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15295 Alton Parkway, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On June 21, 2006, ISTA Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”) to sell and issue to the Purchasers in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of $40,000,000 in principal amount of the Company’s Senior Subordinated Convertible Notes (the “Notes”), bearing 8% interest per annum payable quarterly in cash in arrears beginning October 1, 2006 (the “Financing”).

The Notes are convertible, at any time following their issuance, into shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), at an initial conversion price of $7.75 per share, subject to certain adjustments set forth therein.

The Notes mature on the fifth anniversary of the date of issuance. However, on the third anniversary of the date of issuance, the Company may, at its option, redeem the Notes, in whole or in part, for cash, at a redemption price equal to 100% of the principal amount of the Notes it redeems, plus any accrued and unpaid interest thereon and late charges, if any (the then-remaining principal amount of a Note being converted or redeemed, as applicable, plus any accrued and unpaid interest thereon and late charges, if any, shall be referred to herein as the “Conversion Amount” or “Redemption Amount,” as applicable), subject to certain conditions set forth therein. Moreover, if on or after the third anniversary of the date of issuance, (i) the dollar-volume weighted average price of the Common Stock as reported on the Nasdaq National Market exceeds for each of any twenty (20) out of thirty (30) consecutive trading days following the third anniversary of the date of issuance, 175% of the conversion price as of the issuance date of the Notes, which equals $13.5625 per share, as adjusted for certain events during such period, the Company shall have the right to require the holders to convert all, or any portion, of the Conversion Amount into fully paid, validly issued and nonassessable shares of Common Stock at the then-applicable conversion price.

On or after the third anniversary of the date of issuance, holders may require, in their sole discretion, the Company to redeem all or any portion of their Notes at a purchase price in cash equal to 100% of the Redemption Amount. In addition, holders may require the Company to redeem all or a portion of their Notes upon a change of control transaction, as described in the Notes, at a repurchase price in cash equal to the greater of (i) the product of (x) the Redemption Amount being redeemed and (y) the quotient determined by dividing (A) the greater of the last closing trade price of the Company’s Common Stock, as reported on the Nasdaq National Market (the “Closing Sale Price”), immediately prior to the consummation of the change of control, the Closing Sale Price immediately following the public announcement of such proposed change of control and the Closing Sale Price of the Company’s Common Stock immediately prior to the public announcement of such proposed change of control by (B) the then applicable conversion price and (ii) 115% of the Redemption Amount being redeemed. Additionally, the Notes may become immediately due and payable upon an Event of Default, as defined in the Notes.

In connection with the issuance of the Notes, the Company entered into a Registration Rights Agreement with the Purchasers obligating the Company to register for resale the shares of the Common Stock issuable upon the conversion of the Notes on a registration statement on Form S-3 to be filed with the Securities and Exchange Commission within thirty (30) days after the closing of the sale of the Notes.

This announcement is not an offer to sell either the Notes or the Common Stock issuable upon conversion of the Notes. Neither the Notes nor the shares of Common Stock issuable upon conversion of the Notes have been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, Registration Rights Agreement and form of Note entered into in connection with the private placement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively. A copy of the press release announcing the private placement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 3.02 – Unregistered Sale of Equity Securities.

See disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated as of June 21, 2006, by and between ISTA Pharmaceuticals, Inc. and the investors named therein.

10.2	Registration Rights Agreement, dated as of June 21, 2006, by and between ISTA Pharmaceuticals, Inc. and the investors named therein.

10.3	Form of Senior Subordinated Convertible Note.

99.1	Press Release, dated June 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

Date: June 21, 2006	By:	/s/ Vicente Anido, Jr., Ph.D.
Vicente Anido, Jr., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated as of June 21, 2006, by and between ISTA Pharmaceuticals, Inc. and the investors named therein.

10.2	Registration Rights Agreement, dated as of June 21, 2006, by and between ISTA Pharmaceuticals, Inc. and the investors named therein.

10.3	Form of Senior Subordinated Convertible Note.

99.1	Press Release, dated June 22, 2006.